Exhibit 99.1
Veoneer to focus on core Electronics business
Stockholm, Sweden, April 23, 2020: The automotive technology company, Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), has, following a strategic review, decided to exit the brake control business and has signed a non-binding agreement with a well-established automotive supplier to divest Veoneer’s yet to be launched US brake control programs.
Following the strategic review initially launched in April 2019, Veoneer has decided to focus on its core Electronics business and exit the brake control business. Veoneer is a leading autotech company focused on hardware and software in the safety domain. Following this divestiture Veoneer intends to further strengthen this core product offering and continue to build on this leading position.
Through this divestiture, Veoneer expects to achieve total reductions of negative cash flow of more than $80 million for 2020 and 2021 as these programs are in an investment and ramp-up phase ahead of major launches. The divestiture to a well-established automotive supplier follows the completion of the sale of the Asian portion of Veoneer’s brake control business (VNBS) on February 3, 2020. The new company will take over the entire team which will be able to continue to work on these important programs. The agreed purchase price is $1.
In conjunction with the transfer, Veoneer will incur a non-cash write-down of net assets related to VBS, with a negative net income effect to Veoneer of approximately $144 million in the first quarter of 2020. The write-down is a non-cash item, which will not affect cash flow, financial targets or the business plan of the Electronics business. The total net income effect from the divestiture of our brake control segment, including both VNBS Asia and the US operations, is expected to be negative by approximately $65 million as the VNBS Asia transaction resulted in a gain of $77 million.
Veoneer will retain a minor legacy brake control business in the US with total expected lifetime sales of around $70 million.
The final agreement is expected to close during the second quarter of 2020.
This report is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the EVP Communications and IR set out above, at 22:30 CET on Thursday April 23, 2020.
For more information please contact:
Thomas Jönsson, EVP Communications & IR, tel +46 (0)8 527 762 27 Ray Pekar, VP Investor Relations, tel +1 (248) 794-4537
Veoneer, Inc. is a worldwide leader in automotive technology. Our purpose is to create trust in mobility. We design, manufacture and sell state-of-the-art software, hardware and systems for occupant protection, advanced driving assistance systems, and collaborative and automated driving to OEMs globally. Headquartered in Stockholm, Sweden, Veoneer has 8,900 employees in 13 countries. The Company is building on a heritage of close to 70 years of automotive safety development. In 2018, Veoneer became an independent, publicly traded company listed on the New York Stock Exchange (NYSE: VNE) and on the Nasdaq Stockholm (SSE: VNE SDB).
Safe Harbor Statement: This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Veoneer, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions, fluctuations in the global automotive market, our ability to complete the transaction contemplated by the non-binding agreement with a well-established automotive supplier, which is subject to the negotiation and documentation of definitive agreements, and the impacts of the coronavirus (COVID-19) on the Company’s financial condition and business operations. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.